Exhibit 99.2

NEWS RELEASE

November 15, 2019

Noble Midstream Announces Simplification and Acquisition of Midstream Interests from Noble Energy

HOUSTON—(BUSINESS WIRE)—Noble Midstream Partners LP (NYSE: NBLX) (“Noble Midstream” or the “Partnership”) today announced it has entered into a definitive agreement (the “Contribution and Simplification Agreement” or “the Transactions”) to acquire the Partnership’s incentive distribution rights (IDRs) and substantially all of Noble Energy’s (NYSE: NBL) (“Noble Energy”) remaining midstream interests for $1.6 billion. The total consideration will consist of both cash and common units of limited partner interests in the Partnership (“common units”).

Highlights Include:

•	The Transactions are expected to be approximately 5% accretive to Noble Midstream’s estimated distributable cash flow[1] per unit in 2020.

•	The acquired interests include $160 million in anticipated 2020 Adjusted EBITDA[1] and $40 million in IDR distributions, implying an aggregate 8x 2020 transaction multiple.

•	Concurrent with the transaction, NBLX has reset the long-term distribution growth rate target to 10 percent annually, resulting in an estimated distribution coverage ratio[1] of 1.3x in 2020.

•	The Transactions reduce pro-forma 2019 Last Quarter Annualized (LQA) EBITDA[1] leverage to ~3.8x and 2020 LQA EBITDA leverage to 3.1x.

•	The Transactions fully align Noble Midstream with Noble Energy through the Partnership’s now 100% ownership in Noble Energy’s current U.S. onshore focus areas.

•	Acquired assets include NBLX’s first gas processing complex in the DJ Basin and incremental 3-stream gathering in the southern Delaware Basin.

•	Private unit offering of $250 million increases common unit float by 50%, which is expected to enhance trading liquidity.

Commenting on the acquisition, Brent J. Smolik, Chief Executive Officer of Noble Midstream, said “Noble Energy has completed its midstream strategic review. We are excited to announce the resulting simplification and drop transaction. This financially-attractive acquisition of essentially all of Noble Energy’s remaining midstream assets will enhance operational synergies and increase economic alignment in Noble’s growth basins. The acquisition is expected to be accretive to distributable cash flow per unit.

1	Adjusted EBITDA, LQA EBITDA, DCF and Distribution Coverage Ratio are not Generally Accepted Accounting Principles (GAAP) measures. Please see the Non-GAAP disclaimer herein for additional information.

1

With a significant amount of the backbone infrastructure complete and Noble Energy’s deep inventory of drilling inventory in both the DJ and Delaware basins, these assets are expected to further drive our capital efficiency beyond our successful 2019 levels. The long-term strategic alignment with Noble Energy will enhance the growth in Noble Midstream LP unit distributions to NBL’s ownership interest.”

Tom Christensen, Chief Financial Officer added, “The elimination of the IDRs and the acquisition simplifies our structure and enhances alignment with the sponsor, immediately lowering our cost of capital and supporting strategic long-term growth and value creation. Pro-forma for the acquisition, NBLX maintains peer-leading leverage, and with the added scale, commands a high return opportunity set to deliver top tier returns to its unitholders. This transaction results in a self-funding midstream entity with increased exposure to two high return onshore basins as well as promising equity barrel value opportunities. By recalibrating our distribution, we retain a leading distribution growth rate relative to peers while better aligning the distribution with midstream investor expectations.”

Acquisition Simplifies Story and Fully Aligns to Noble Energy Focus Areas

Noble Midstream Partners has acquired the Noble Energy L.P. interests in the Green River, Blanco River and San Juan River DevCos. Included in the transaction, Noble Midstream will acquire the following:

•	The remaining 60% interest in Blanco River DevCo LP in the Delaware Basin, including oil, gas and produced water in-field gathering

•	The remaining 75% interest in Green River DevCo LP, including oil, gas and produced water in-field gathering as well as fresh water delivery

•	The remaining 75% interest in the San Juan River DevCo LP, which provides fresh water delivery in Noble Energy’s East Pony IDP

At close of the Transactions, Noble Midstream will own 100% of these aforementioned DevCos and will service substantially all of Noble Energy’s U.S. onshore activity in the DJ and Delaware Basins. This increases NBLX and NBL’s strategic alignment. 90% of NBL 2019 U.S. onshore capital is expected to be invested in these two basins, which reduces the volatility in activity mix for NBLX.

New Assets Provide Third Party Expansion Opportunity

In addition to the DevCo interests, Noble Midstream has acquired NBL Holdings, which owns Noble Energy’s East Pony gas gathering complex in the DJ Basin and the Clayton Williams gathering system in the Delaware Basin.

The East Pony gas gathering system includes the Keota and Lilli gas processing plants and associated gas gathering pipelines. The two gas processing plants have a combined capacity of approximately 45 MMcf/d and are currently ~80% utilized. The plants can be expanded to a capacity of 60 MMcf/d through additional compression with minimal capital. This asset marks NBLX’s first entry into DJ Basin gas processing. With the need for incremental gas processing capacity in the DJ Basin, the Keota and Lilli plants provide an additional opportunity for NBLX to grow its third-party business.

In addition, NBL Holdings owns the legacy Clayton Williams pipeline system, which includes more than 300 miles of oil, gas, and produced water gathering pipelines. These pipelines service Noble Energy’s central and southern Delaware Basin positions and will provide additional opportunities to drive capital efficiency through new well connections and secure third-party dedications.

Accretive Transaction Improves Distribution Coverage and Leverage

As consideration for the acquisition, the Partnership will issue to Noble Energy approximately $930 million in NBLX common units 2. Noble Midstream expects to fund the remaining $670 million in cash consideration with approximately $420 million from its revolving credit facility and approximately $250 million in proceeds from a private placement of common units.

In the first year, the transaction is expected to be 5% accretive to DCF/unit1 and the transaction is expected to be accretive long term. Upon closing of the acquisition and the private placement, Noble Energy is expected to own a 63% limited partner interest in NBLX. The acquisition closed on November 14, 2019.

[2]	Units issued to NBL will be issued at the 30-day VWAP through close of business November 6, at $24.18/sh.

2020 Guidance Highlighted by Strong Core Business Growth

Pro-forma for the Transactions, Noble Midstream anticipates 2020 Adjusted EBITDA attributable to the Partnership to be between $500 million and $560 million. This is underpinned by approximately 11% estimated midpoint growth in combined oil and gas throughput as well as anticipated 20% midpoint growth in produced water gathering volumes. Included in these estimates, Noble Midstream has assumed the exercise of its option to acquire a 20% ownership in the Saddlehorn Pipeline in the DJ Basin via the Black Diamond Gathering.

The Partnership estimates 2020 Distributable Cash Flow (“DCF”) to range between $325 million and $370 million. Noble Midstream is targeting a sustainable Distribution per Unit (“DPU”) annual growth rate of 10% on an organic basis, resulting in expected pro-forma DCF coverage in a range of 1.2x to 1.4x.

The Partnership anticipates capital expenditures attributable to the Partnership in 2020 between $260 million and $300 million. Additionally, expected capital investments in our equity method assets and joint ventures of $130 million to $150 million are expected to be down 75% compared to 2019 as the partnership completes investment in long-haul pipelines. At the end of 2020, NBLX’s LQA EBITDA leverage ratio is expected to be 3.1x; beyond 2020, the Partnership is targeting a long-term leverage ratio of below 3.5x.

	Q4 2019 Guidance		Full Year
	Previously Reported	Pro Forma[5]	2020E
Oil Gathered (MBbl/d)	248 – 258	251 – 261	250 – 275
Gas Gathered (MMcf/d)	482 – 502	525 – 545	530 – 590
Oil and Gas Gathered (MBoe/d)	328 – 342	338 – 352	338 – 373
Produced Water Gathered (MBw/d)	195 – 205	206 – 216	210 – 235
Fresh Water Delivered (MBw/d)	110 – 145	110 – 145	180 – 235

($MM)
Adjusted Net EBITDA [1,2]	64 – 69	81 – 86	500 – 560
Distributable Cash Flow [1,6]	53 – 58	67 – 72	325 – 370
Distribution Coverage Ratio [1,3]	1.5x – 1.7x	1.1x – 1.2x	1.2x – 1.4x
Net Capex [4]	40 – 50	60 – 70	260 – 300
Equity Investments, net [2]	104 – 134	104 – 134	130 – 150

(1)	Please see the Non-GAAP disclaimer herein for additional information.

(2)	Assumes the exercise of NBLX’s 20% option in Saddlehorn
(3)	Pro forma estimates include forecasted DPU growth of 10% annually
(4)	Excludes equity investments
(5)

Gross pro forma adjustments reflect full quarter / year adjustments for previously non-consolidating assets (East Pony gas gathering and processing and Clayton Williams pipeline). Net pro forma adjustments reflect results following the assumed effective date of 11/15/2019 for previously consolidating assets (additional ownership interests in Green River DevCo, San Juan River DevCo, and Blanco River DevCo) and previously non-consolidating assets (East Pony gas gathering and processing and Clayton Williams pipeline).

(6)	Guidance for Distributable Cash Flow will not include any new pipeline project cash flow distributions until the projects are online and making consistent distributions

	Q4 2019E		FY 2020E
($ thousands)	Low	High	Low	High
Reconciliation from Net Income
Net Income	50,500	58,000	230,000	290,000
Add:
Depreciation and Amortization	25,500	25,500	105,000	105,000
Interest Expense, Net of Amount Capitalized	5,250	5,050	54,000	54,000
Income Tax Provision	100	100	400	400
Transaction and Integration Expenses	7,500	5,000	—	—
Unit-Based Compensation and Other	450	450	1,600	1,600
Proportionate Share of Equity Method Investment EBITDA Adjustments	7,500	7,500	79,000	69,000

Adjusted EBITDA	96,800	101,600	470,000	520,000

Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	15,800	15,600	30,000	40,000

Adjusted EBITDA Attributable to Noble Midstream Partners LP	81,000	86,000	500,000	560,000

Plus:
Distributions from Equity Method Investments	1,500	1,500	15,000	25,000
Less:
Proportionate Share of Equity Method Investment Adjusted EBITDA	(5,000)	(3,500)	75,000	85,000
Cash Interest Paid	13,000	11,000	65,000	67,000
Maintenance Capital Expenditures	7,500	8,000	50,000	63,000

Distributable Cash Flow of Noble Midstream Partners LP	67,000	72,000	325,000	370,000

Financial and Legal Advisors

The terms of the Transactions were approved by the Board of Directors following a unanimous recommendation for approval from the conflicts committee of the Board of Directors, which consists entirely of independent directors. The Board of Directors of Noble Midstream GP LLC was advised by BofA Securities on financial matters and Mayer Brown L.L.P. on legal matters, the conflicts committee was advised by Baird on financial matters and Baker Botts L.L.P. on legal matters, and Noble Energy was advised by Citi on financial matters and Vinson & Elkins L.L.P. on legal matters.

Presentation Available

A presentation summarizing the acquisition has been made available on the ‘Investors’ page on the Partnership’s website at www.nblmidstream.com.

About Noble Midstream

Noble Midstream is a growth-oriented master limited partnership formed by Noble Energy to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements.

Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the Partnership’s targeted leverage and distribution growth, its customers’ ability to meet their drilling and development plans, changes in general economic conditions, competitive conditions in the Partnership’s industry, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the ability of third parties to complete construction of pipelines in which the Partnership holds equity interests on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Non-GAAP Measures

This news release also contains certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the Partnership’s overall financial performance. We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization, transaction expenses, unit-based compensation and certain other items that we do not view as indicative of our ongoing performance. We define distributable cash flow as Adjusted EBITDA plus distributions received from our equity method investments less our proportionate share of Adjusted EBITDA from such equity method investments, estimated maintenance capital expenditures and cash interest paid. We define Last Quarter Annualized Leverage Ratio as total debt divided by the last quarter of the fiscal year adjusted EBITDA attributable to the Partnership, annualized for four quarters. Annualized Leverage Ratio is used by management to assess our ability to incur and service debt and fund capital expenditures. We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared.

Noble Midstream does not provide guidance on forecasted Net Income or the reconciling items between forecasted Net Income, forecasted Adjusted EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio due to the uncertainty regarding timing and estimates of these items. Noble Midstream provides a range for the forecasts of Net Income, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income, forecasted Adjusted EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio. Therefore, the Partnership cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA, forecasted Distributable Cash Flow or forecasted Distribution Coverage Ratio without unreasonable effort.

In addition to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net cash provided by operating activities. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Due to the forward-looking nature of net cash provided by operating activities, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, Noble Midstream is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to net cash provided by operating activities. Amounts excluded from these non-GAAP measures in future periods could be significant.

Contacts

Tom Christensen

Chief Financial Officer

(832) 639-7524

tom.christensen@nblmidstream.com

Park Carrere

Investor Relations

(281) 872-3208

park.carrere@nblenergy.com